Exhibit 99.1

Oasis Petroleum Inc. Announces Second Amended Credit Agreement and Redetermination of Borrowing Base, Provides an Update on Outstanding Hedges, and Announces Participation in Upcoming Conferences

Houston, Texas — April 9, 2013 — Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) today announced that it entered into a Second Amended and Restated Credit Agreement with its bank syndicate. The lenders under the Company’s revolving credit agreement completed their regular semi-annual redetermination of the borrowing base, resulting in an increase to the borrowing base from $750 million to $1,250 million. However, the Company elected to limit the lenders’ aggregate commitment to $900 million. The lenders’ aggregate commitment can be increased to the full $1,250 million borrowing base by increasing the commitment of one or more lenders. As part of the amendment, the overall credit facility increased from $1 billion to $2.5 billion. Additionally, Oasis added four new lenders to the bank group. As of March 31, 2013, Oasis had no outstanding indebtedness under its revolving credit facility, and it had $2.2 million of letters of credit, which reduce the borrowing capacity of the revolving credit facility. The next redetermination of the borrowing base is scheduled for October 1, 2013.

Hedging Activity

As of April 9, 2013, the Company had the following outstanding commodity derivative contracts, all of which settle monthly:

		Weighted Average Prices ($/Bbl)
Type	Remaining Term	Sub-Floor	Floor	Cap	Swaps	BOPD	Total Barrels
2013
Partial Year
Put Spread (No Ceiling)	3 Months (Apr-Jun)	$65.00	$95.00			500	45,500
Swaps	8 Months (May-Dec)				$96.39	1,500	367,500
Full Year
Swaps	9 Months (Apr-Dec)				$94.55	4,000	1,100,000
Two-Way Collar	9 Months (Apr-Dec)		$86.82	$97.75		5,500	1,512,500
Three-Way Collar	9 Months (Apr-Dec)	$65.92	$92.45	$111.45		6,130	1,685,750
Put Spread (No Ceiling)	9 Months (Apr-Dec)	$71.03	$91.03			4,870	1,339,250

Total 2013 Hedges (Weighted Average)		$68.13	$90.20	$104.97			6,050,500

Implied total volume hedged (BOPD) for 2013							22,002

2014
Full Year
Swaps	12 Months (Jan-Dec)				$92.34	2,500	912,500
Two-Way Collar	12 Months (Jan-Dec)		$90.00	$94.90		1,000	365,000
Three-Way Collar	12 Months (Jan-Dec)	$70.67	$90.67	$105.81		7,500	2,737,500

Total 2014 Hedges (Weighted Average)		$70.67	$90.59	$104.53			4,015,000

Implied total volume hedged (BOPD) for 2014							11,000

Upcoming Conferences

Oasis also announced today that management is scheduled to participate in the following energy conferences and investor events:

May 22: UBS’ Global Oil and Gas Conference in Austin, TX

June 4: RBC Capital Markets’ Global Energy and Power Conference in New York City, NY

June 24: Jefferies’ 5th Annual Boston Energy Day in Boston, MA

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivatives activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include changes in oil and natural gas prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Oasis Petroleum Inc.

Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources, primarily operating in the Williston Basin. For more information, please visit the Company’s website at www.oasispetroleum.com.

Contact:

Oasis Petroleum Inc.

Richard Robuck, (281) 404-9600

Director – Investor Relations

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